UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 13, 2015 (February 10, 2015)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Merger Agreement

On February 10, 2015, Rite Aid Corporation (“Rite Aid”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eagle Merger Sub 1 LLC, a Delaware limited liability company and a wholly owned subsidiary of Rite Aid (“Merger Sub 1”), Eagle Merger Sub 2 LLC, a Delaware limited liability company and a wholly owned subsidiary of Rite Aid (“Merger Sub 2”),  TPG VI Envision BL, LLC, a Delaware limited liability company (the “Blocker”), Envision Topco Holdings, LLC, a Delaware limited liability company (“Envision”), and Shareholder Representative Services LLC, in its capacity as the sellers’ representative (the “Sellers’ Representative”).

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Rite Aid will acquire the Blocker and Envision through a merger of Merger Sub 1 with and into the Blocker (the “Blocker Merger”), with the Blocker continuing as the surviving limited liability company and a wholly owned subsidiary of Rite Aid, and a merger of Merger Sub 2 with and into Envision (together with the Blocker Merger, the “Mergers”), with Envision continuing as the surviving limited liability company and a wholly owned subsidiary of Rite Aid.

Upon consummation of the Mergers (the “Closing”), each of the issued and outstanding limited liability company interests in the Blocker and Envision and each of the restricted stock units and phantom units of Envision (other than any such interests or units held by Merger Sub 2, Rite Aid, Envision or any of their direct or indirect wholly owned subsidiaries) will be cancelled and converted into the right to receive the pro rata share (in accordance with the waterfall provisions in Envision’s governing documents), without interest and subject to any applicable tax withholding, of an aggregate purchase price comprised of 27,862,138 shares of Rite Aid’s common stock and $1.8 billion in cash, less Envision’s existing indebtedness and certain expenses and plus certain cash amounts, and subject to certain adjustments, all as further described in the Merger Agreement.  In addition, following the Closing, Rite Aid is obligated to pay to the Sellers’ Representative on behalf of the former holders of company interests, restricted stock units and phantom units such former holders’ pro rata share of the settlement payment to be received by Envision from the Centers for Medicare and Medicaid Services in respect of the 2014 plan year, net of amounts due to Envision’s reinsurer.

The parties’ obligations to consummate the Mergers are subject to conditions, including, among others, customary closing conditions relating to (i) the expiration or termination of the applicable antitrust waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, (ii) the receipt of applicable required insurance and healthcare regulatory approvals, and (iii) the absence of a material adverse effect, as defined in the Merger Agreement, on Envision or Rite Aid, as applicable. There is no financing condition to Closing in the Merger Agreement. On February 10, 2015, holders representing a majority of the outstanding limited liability company interests of Envision entitled to vote and the sole member of the Blocker each delivered a written consent approving and adopting the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers.

The parties to the Merger Agreement have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, (i) Envision’s agreement to conduct its business in the ordinary course consistent with past practice between the date of the Merger Agreement and the Closing, (ii) the parties’ agreement to obtain governmental approvals, subject to certain exceptions, and (iii) Rite Aid’s agreement to use reasonable best efforts to obtain debt financing to pay the cash portion of the Merger consideration on the terms set forth in the debt commitment letters executed in connection with the Merger Agreement.

The Merger Agreement contains certain termination rights of the parties, including if (i) the Closing has not occurred on or prior to September 10, 2015 (subject to extension to September 24, 2015 in certain cases), (ii) an order or law permanently prohibiting the Mergers has become final and non-appealable or (iii) the other party has breached its representations, warranties or covenants, subject to customary materiality qualifications and abilities to cure. In addition, Envision may also terminate the Merger Agreement if upon the satisfaction of closing conditions and the expiration of a marketing period in connection with Rite Aid’s debt financing, Rite Aid fails to consummate the Mergers. Upon such a termination, if Envision so elects, Rite Aid is required to pay Envision a cash termination fee of $200,000,000.  In the event the Merger Agreement is terminated in certain circumstances involving a failure to obtain required regulatory approvals, if Envision so elects, Rite Aid is required to pay Envision a cash termination fee of $60,000,000.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Senior Secured Credit Facility Amendment

On February 10, 2015, Rite Aid amended its senior secured credit facility, dated as of June 27, 2001, as amended and restated as of January 13, 2015, among Rite Aid, the lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent and collateral agent.

Among other things, the amendment increased the flexibility of Rite Aid to incur and/or issue unsecured indebtedness, including in connection with the arrangements contemplated by the Merger Agreement, and made certain other modifications to the covenants applicable to Rite Aid and its subsidiaries.

The amendment did not alter the commitments, fees, maturity, collateral or rate of interest payable under the senior secured credit facility.

The foregoing description of the Senior Secured Credit Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the Senior Secured Credit Facility Amendment, dated as of February 10, 2015, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Lockup Agreement

In connection with the Merger Agreement, certain holders of equity interests in the Blocker and Envision (each, a “Restricted Party”) executed a lockup agreement (the “Lockup Agreement”) with Rite Aid prohibiting them, for 180 days after the Closing, from transferring any shares of Rite Aid’s common stock that such Restricted Party acquires pursuant to the Merger Agreement, or entering into certain derivative transactions with respect to such shares, in each case subject to certain exceptions.

The foregoing description of the Lockup Agreement does not purport to be complete and is qualified in its entirety by reference to the Lockup Agreement, dated as of February 10, 2015, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Mergers, Rite Aid entered into a registration rights agreement with certain holders of equity interests in the Blocker and Envision (collectively, the “Registration Rights Parties”), pursuant to which the Registration Rights Parties may make one request that Rite Aid register or conduct an underwritten offering of the shares of Rite Aid common stock such parties received in connection with the Mergers, subject to certain conditions. The Registration Rights Parties also may request that Rite Aid include such shares in certain future registration statements or offerings of common stock by Rite Aid. These rights terminate when such Registration Rights Party’s shares of Rite Aid common stock become freely tradable under Rule 144 without restriction.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, dated as of February 10, 2015, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure under “Senior Secured Credit Facility Amendment” in Item 1.01 above which is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the issuance of shares of Rite Aid common stock set forth in Item 1.01 above under the heading “Merger Agreement” is incorporated herein by reference.

The shares of Rite Aid common stock to be issued in connection with the Mergers will be offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The basis for relying on this exemption is that the issuance of Rite Aid common stock to the holders of limited liability company interests in the Blocker and Envision and the holders of restricted stock units of Envision, as a portion of the consideration for the Mergers, was a privately negotiated transaction with a limited number of investors and without a general solicitation. The certificates representing the shares of common stock to be issued in the Mergers will contain a legend to the effect that such shares are not registered under the Securities Act and may not be transferred except pursuant to a registration statement which has become effective under the Securities Act or pursuant to an exemption from such registration.

Item 7.01  Regulation FD Disclosure.

On February 10, 2015, Rite Aid and Envision issued a joint press release regarding the transaction. A copy of the press release is furnished hereto as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)                                 Exhibits

2.1

Agreement and Plan of Merger, dated as of February 10, 2015, by and among Rite Aid Corporation, Eagle Merger Sub 1 LLC, Eagle Merger Sub 2 LLC, TPG VI Envision BL, LLC, Envision Topco Holdings, LLC and Shareholder Representative Services LLC, in its capacity as Sellers’ Representative.

10.1

First Amendment to Amended and Restated Credit Agreement, dated as of February 10, 2015, among Rite Aid Corporation, the lenders signatory thereto and Citicorp North America, Inc., as administrative agent and collateral agent.

10.2	Lockup Agreement, dated as of February 10, 2015, by and among Rite Aid Corporation, TPG VI Envision, L.P., TPG VI DE BDH, L.P. and Envision Rx Options Holdings Inc.
10.3	Registration Rights Agreement, dated as of February 10, 2015, by and among Rite Aid Corporation, TPG VI Envision, L.P., TPG VI DE BDH, L.P. and Envision Rx Options Holdings Inc.
99.1*	Joint press release issued by Rite Aid Corporation and Envision Topco Holdings, LLC, on February 10, 2015.

*                 Furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: February 13, 2015	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of February 10, 2015, by and among Rite Aid Corporation, Eagle Merger Sub 1 LLC, Eagle Merger Sub 2 LLC, TPG VI Envision BL, LLC, Envision Topco Holdings, LLC and Shareholder Representative Services LLC, in its capacity as Sellers’ Representative.

10.1

First Amendment to Amended and Restated Credit Agreement, dated as of February 10, 2015, among Rite Aid Corporation, the lenders signatory thereto and Citicorp North America, Inc., as administrative agent and collateral agent.

10.2	Lockup Agreement, dated as of February 10, 2015, by and among Rite Aid Corporation, TPG VI Envision, L.P., TPG VI DE BDH, L.P. and Envision Rx Options Holdings Inc.
10.3	Registration Rights Agreement, dated as of February 10, 2015, by and among Rite Aid Corporation, TPG VI Envision, L.P., TPG VI DE BDH, L.P. and Envision Rx Options Holdings Inc.
99.1*	Joint press release issued by Rite Aid Corporation and Envision Topco Holdings, LLC, on February 10, 2015.

*                 Furnished, not filed.